JOINDER AGREEMENT –
MASTER COMMERCIAL AGREEMENT
THIS JOINDER AGREEMENT (the “Joinder Agreement”) dated as of July 1, 2023 (the “Effective Date”) is by and between:
GLENCORE LTD.
a company organized and existing
under the laws of Switzerland
(“Glencore”)

-and-
LI-CYCLE HOLDINGS CORP.
a company organized and existing
under the laws of the Province of Ontario, Canada
(“Li-Cycle”)

-and-
LI-CYCLE U.S. INC.
a company organized and existing
under the laws of the State of Delaware, U.S.A.
(“Li-Cycle U.S.”)

-and-

LI-CYCLE EUROPE AG
a company organized and existing
under the laws of Switzerland
(“Li-Cycle Europe”)

-and-

LI-CYCLE APAC PTE. LTD.
a company organized and existing
under the laws of Singapore
(“Li-Cycle APAC”)

(each, a “Party” and, collectively, the “Parties”)
RECITALS:
A.Glencore, of the first part, and Li-Cycle, of the second part, are parties to a Master Commercial Agreement dated May 31, 2022 (the “Agreement”); and
B.Each of Li-Cycle U.S., Li-Cycle Europe and Li-Cycle APAC, being direct or indirect wholly-owned subsidiaries of Li-Cycle, and the principal commercial entities within the Li-Cycle group (collectively, the “Principal Commercial Entities”), wishes to join as a party to the Agreement.
NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth in the Agreement and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Parties to this Joinder Agreement covenant and agree as follows:

1.Joinder
Each of the Principal Commercial Entities hereby joins as a party to the Agreement and shall be entitled to all of the benefits under the Agreement enjoyed by Li-Cycle, and shall be subject to the terms of, and jointly and severally liable along with Li-Cycle for all of the obligations of Li-Cycle under, the Agreement.
2.Mutual Representations and Warranties
Each Party represents and warrants to the other Party that it has the full right, power and authority to enter into and perform its obligations under this Joinder Agreement, and that neither the making of this Joinder Agreement nor compliance herewith shall result in a breach of any other agreement to which such Party is a party or by which it is bound.
3.Indemnification of Li-Cycle Parties
Each of the Principal Commercial Entities (the “Indemnifying Party”) shall defend, indemnify and hold harmless Li-Cycle, and its officers, directors, employees, agents, affiliates, permitted successors and permitted assigns (collectively, the “Indemnified Parties”), against any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable lawyers’ fees, fees and the costs of enforcing any right to indemnification under this Joinder Agreement and the cost of pursuing any insurance providers, incurred by an Indemnified Party, arising out or resulting from any claim against the Indemnifying Party. THIS SECTION 3 SETS FORTH THE ENTIRE LIABILITY AND OBLIGATION OF EACH INDEMNIFYING PARTY TO EACH INDEMNIFIED PARTY AND THE SOLE AND EXCLUSIVE REMEDY OF EACH INDEMNIFIED PARTY FOR ANY DAMAGES COVERED BY THIS SECTION 3.
4.Further Assurance
Each Party shall at all times hereinafter, do and execute or cause to be made, done or executed all such acts, instruments, assurances and writings whatsoever as may be reasonable to perform or give effect to this Joinder Agreement.
5.Notice
All notices, requests and other communications to be given hereunder by one Party to the other Party shall be in writing and delivered to the receiving Party at their respective address as set forth below, or at such other address as the receiving Party may designate from time to time by notice given pursuant to the terms of this Section 5.
Li-Cycle Holdings Corp.
207 Queens Quay West, Suite 590,
Toronto, Ontario, M5J 1A7, Canada
Attention: General Counsel
Email: legal@li-cycle.com
Li-Cycle U.S. Inc.
55 McLaughlin Road, Rochester, New York 14615, U.S.A.
Attention: President
Email: legal@li-cycle.com

Li-Cycle Europe AG

Neuhofstrasse 6, 6340 Baar, Switzerland
Attention: President
    Email: legal@li-cycle.com

Li-Cycle APAC Pte. Ltd.
6 Battery Road, #11-01, Singapore 049909
Attention: President
Email: legal@li-cycle.com

6.Entire Agreement
This Joinder Agreement is supplemental to the Agreement. The terms and conditions of this Joinder Agreement represent the entire agreement between the parties relating to the joinder to the Agreement and except as specifically supplemented by this Joinder Agreement, all the terms and conditions of the Agreement remain in full force and effect.
7.Successors and Assigns
This Joinder Agreement shall be binding upon, enure to the benefit of, and be enforceable by the applicable Parties hereto and their respective successors and permitted assigns.
8.Governing Law
This Joinder Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York, U.S.A., without regard to its principle of conflicts of interest.
9.Counterparts
This Joinder Agreement may be executed in a number of counterparts, and it shall not be necessary for the signatures of all Parties be contained on any counterpart. Each counterpart shall be deemed an original, but all counterparts together shall constitute one and the same instrument. Counterparts maybe delivered by electronic transmission and the Parties adopt any signatures so received as original signatures of the Parties.
IN WITNESS WHEREOF, the Parties have executed this Joinder Agreement as of the date first written above.

Li-Cycle HOLDINGS CORP. By: /s/ Ajay Kochhar Name: Ajay Kochhar Title: President and CEO By: /s/ Tim Johnston Name: Tim Johnston Title: Executive Chair li-cycle U.S. InC.

By:	/s/ Ajay Kochhar
Name: Ajay Kochhar
Title: Director

By:	/s/ Tim Johnston
Name: Tim Johnston
Title: Director

LI-CYCLE EUROPE AG

By:	/s/ Elewout Depicker
Name: Elewout Depicker
Title: Director

By:	/s/ Udo Schleif
Name: Udo Schleif
Title: Director

LI-CYCLE APAC PTE. LTD.

By:	/s/ Dawei Li

Name: Dawei Li
Title: Director

By:	/s/ (George) Wu Ge
Name: (George) Wu Ge
Title: Director

GLENCORE LTD.

        By: /s/ Kunal Sinha
          Name: Kunal Sinha
         Title: Global Head of Recycling